Exhibit 99.1

3600 Glenwood Ave., Ste. 104 Raleigh, NC 27612
TRIANGLE CAPITAL CORPORATION REPORTS FIRST QUARTER
RESULTS, DECLARES FIRST DIVIDEND, AND ANNOUNCES
COMPLETION OF INVESTMENTS TOTALING $23.4 MILLION
RALEIGH, NC — MAY 9, 2007, Triangle Capital Corporation (NASDAQ: TCAP) (“Triangle” or “the Company”), a leading specialty finance company that provides customized financing solutions to lower middle market companies located throughout the United States, today announced the following: its results for the quarter ended March 31, 2007, its first quarterly dividend, and the completion of three investments totaling $23.4 million in the aggregate.
In describing the Company’s first quarter activities, President and CEO, Garland S. Tucker, III, stated, “The most significant event during the first quarter was the successful completion of our initial public offering which occurred on February 21, 2007. Since that time we have been actively screening new transactions and beginning to establish Triangle in the marketplace as a premier provider of capital to lower middle market companies.” In discussing recent investment closings, Tucker added, “Though it has been less than three months since the completion of our IPO, we have successfully invested approximately thirty-five percent of the net proceeds from the offering, which is a very encouraging investment pace.”
The Company’s results of operations and cash flows for the three months ended March 31, 2007, are presented as if the Company’s initial public offering and related formation transactions had occurred as of January 1, 2007. In addition, in accordance with Statement of Financial Accounting Standards No. 141, Business Combinations, the results of the Company’s operations and its cash flows for the three months ended March 31, 2006, and the Company’s financial position as of December 31, 2006, have been presented on a combined basis in order to provide comparative information with respect to prior periods.
Total investment income during the first quarter of 2007 was $2.1 million, compared to total investment income of $1.4 million during the first quarter of 2006, representing an increase of 50.7%. Net investment income during the first quarter of 2007 was $0.8 million, compared to net investment income of $0.5 million during the first quarter of 2006, representing an increase of 59.2%. Net investment income per share during the first quarter of 2007 was $0.12.
The Company’s net increase in net assets resulting from operations was $1.1 million during the first quarter of 2007 as compared to $0.5 million during the first quarter of 2006. The net increase in net assets resulting from operations per share was $0.16 during the first quarter of 2007.
The Company’s net asset value per share at March 31, 2007, was $13.57 as compared to the Company’s net asset value per share at the time of its initial public offering of $13.07. As of March 31, 2007, the Company’s weighted average yield on all of its outstanding debt investments was 14.0%.

Dividend Information
Triangle’s board of directors has declared a cash dividend of $0.15 per share for the first quarter of 2007. The dividend will be payable as follows:

Record Date:	May 31, 2007
Payment Date:	June 28, 2007
Steven C. Lilly, Chief Financial Officer, commented regarding the Company’s quarterly dividend, “We are pleased to offer our shareholders an immediate, annualized yield on their investment in the amount of 4.00%, based on our initial public offering price of $15.00 per share. The strength of our existing portfolio of assets, coupled with the brisk investment activity we have seen since our IPO puts us in excellent financial position as we begin operating as a publicly traded company.”
Triangle has adopted a dividend reinvestment plan (“DRIP”) that provides for reinvestment of dividends on behalf of its shareholders, unless a shareholder elects to receive cash. As a result, when the Company declares a cash dividend, shareholders who have not opted out of the DRIP will have their cash dividends automatically reinvested in additional shares of the Company’s common stock, rather than receiving cash dividends.
Recent Portfolio Investments
On April 2, 2007, the Company invested $4,250,000 in subordinated debt of APO Newco LLC (“APO”), a niche provider of commercial and consumer marketing products based in Bartlett, Tennessee. Under the terms of the loan, APO will pay 14.0% interest per annum. The Company also received a warrant to purchase up to 5.5% of APO’s common units of membership interest.
On April 18, 2007, the Company invested $6,000,000 in subordinated debt of Equisales, LLC (“Equisales”), a niche provider of energy products and services based in Houston, Texas. Under the terms of the loan, Equisales will pay 15.0% interest per annum. In addition, the Company invested $500,000 in exchange for a 9.0% equity interest in Equisales.
On May 1, 2007, the Company invested $8,400,000 in subordinated debt of Fischbein LLC (“Fischbein”), a global manufacturer of flexible packaging and materials handling equipment based in Statesville, North Carolina. Under the terms of the loan, Fischbein will pay 16.5% interest per annum. In addition, the Company invested $4,200,000 in exchange for a 37.4% equity interest in Fischbein.
About Triangle Capital Corporation
Triangle Capital Corporation (www.TCAP.com) is a specialty finance company organized to provide customized financing solutions to lower middle market companies located throughout the United States. Our investment objective is to seek attractive returns by generating current income from our debt investments and capital appreciation from our equity related investments. Our investment philosophy is to partner with business owners, management teams and financial sponsors to provide flexible financing solutions to fund growth, changes of control, or other corporate events.
Triangle has elected to be treated as a business development company under the Investment Company Act of 1940 (“1940 Act”). We are required to comply with a series of regulatory requirements under the 1940 Act as well as applicable NASDAQ, federal and state laws and regulations. We intend to elect to be treated as a regulated investment company under the Internal Revenue Code of 1986. Failure to comply with any of the laws and regulations that apply to Triangle could have a material adverse effect on Triangle and its shareholders.

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Any such statements, other than statements of historical fact, are likely to be affected by other unknowable future events and conditions, including elements of the future that are or are not under the Company’s control, and that the Company may or may not have considered; accordingly, such statements cannot be guarantees or assurances of any aspect of future performance. Actual developments and results are highly likely to vary materially from these estimates and projections of the future. Such statements speak only as of the time when made, and the Company undertakes no obligation to update any such statement now or in the future.
Contacts
Sheri B. Colquitt
Vice President, Investor Relations
919-719-4784
scolquitt@tcap.com
Steven C. Lilly
Chief Financial Officer
919-719-4789
slilly@tcap.com
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TRIANGLE CAPITAL CORPORATION
Balance Sheets

	March 31,	December 31,
	2007	2006
	(Consolidated)	(Combined)

	(Unaudited)
Assets
Investments at fair value:
Non-Control / Non-Affiliate investments (cost of $37,861,493 and $40,592,972 at March 31, 2007 and December 31, 2006, respectively)	$41,045,654	$42,370,348
Affiliate investments (cost of $9,512,102 and $9,453,445 at March 31, 2007 and December 31, 2006, respectively)	10,388,346	10,011,145
Control investments (cost of $2,657,884 and $2,614,935 at March 31, 2007 and December 31, 2006, respectively)	2,657,884	2,614,935

Total investments at fair value	54,091,884	54,996,428
Deferred loan origination revenue	(754,659)	(774,216)
Cash and cash equivalents	72,791,346	2,556,502
Interest and fees receivable	181,601	134,819
Prepaid expenses	70,892	—
Receivable from Triangle Capital Partners, LLC	18,687	—
Deferred offering costs	—	1,020,646
Deferred financing fees	1,055,369	985,477
Property and equipment, net	12,547	—

Total assets	$127,467,667	$58,919,656

Liabilities
Accounts payable and accrued liabilities	$560,144	$794,983
Interest payable	156,840	606,296
Partners tax distribution payable	220,047	531,566
Payable to Triangle Capital Partners, LLC	—	30,000
SBA guaranteed debentures payable	35,800,000	31,800,000

Total liabilities	36,737,031	33,762,845

Net Assets
General partner’s capital	—	100
Limited partners’ capital	—	21,250,000
Common stock, $0.001 par value per share (150,000,000 shares authorized, 6,686,760 and 100 shares issued and outstanding as of March 31, 2007 and December 31, 2006, respectively)	6,687	—
Additional paid-in capital	85,972,950	1,500
Accumulated undistributed net realized earnings	690,594	1,570,135
Net unrealized appreciation of investments	4,060,405	2,335,076

Total net assets	90,730,636	25,156,811

Total liabilities and net assets	$127,467,667	$58,919,656

Net asset value per share	$13.57	N/A

TRIANGLE CAPITAL CORPORATION
Unaudited Statements of Operations

	Three Months	Three Months
	Ended	Ended
	March 31, 2007	March 31, 2006
	(Consolidated)	(Combined)

Investment income:
Loan interest, fee and dividend income:
Non-Control / Non-Affiliate investments	$1,155,622	$913,520
Affiliate investments	274,614	—
Control investments	75,718	209,872

Total loan interest, fee and dividend income	1,505,954	1,123,392

Paid-in-kind interest income:
Non-Control / Non-Affiliate investments	174,796	169,961
Affiliate investments	29,250	—
Control investments	42,948	48,693

Total paid-in-kind interest income	246,994	218,654

Interest income from cash and cash equivalent investments	359,168	59,919

Total investment income	2,112,116	1,401,965

Expenses:
Interest expense	499,691	456,731
Amortization of deferred financing fees	27,108	24,443
Management fees	232,423	393,752
General and administrative expenses	548,164	21,401

Total expenses	1,307,386	896,327

Net investment income	804,730	505,638

Net realized loss on investment — Non-Control / Non-Affiliate	(1,464,224)	—
Net unrealized appreciation of investments	1,725,329	—

Total net gain on investments	261,105	—

Net increase in net assets resulting from operations	$1,065,835	$505,638

Net investment income per share — basic and diluted	$0.12	N/A

Net increase in net assets resulting from operations per share — basic and diluted	$0.16	N/A

Weighted average number of shares outstanding — basic and diluted	6,686,760	N/A

Allocation of net increase in net assets resulting from operations to:
General partner	N/A	$101,128
Limited partners	N/A	404,510

	N/A	$505,638

TRIANGLE CAPITAL CORPORATION
Unaudited Statements of Cash Flows

	Three Months	Three Months
	Ended	Ended
	March 31,	March 31,
	2007	2006
	(Consolidated)	(Combined)

Cash flows from operating activities:
Net increase in net assets resulting from operations	$1,065,835	$505,638
Adjustments to reconcile net increase in net assets resulting from operations to net cash provided by (used in) operating activities:
Purchases of portfolio investments	(63,602)	(11,150,000)
Repayments received/sales of portfolio investments	1,424,112	—
Loan origination and other fees received	27,500	354,837
Net realized loss on investments	1,464,224	—
Net unrealized appreciation of investments	(1,725,329)	—
Paid-in-kind interest accrued, net of payments received	(142,908)	(218,654)
Amortization of deferred financing fees	27,108	24,443
Recognition of loan origination and other fees	(47,057)	(59,113)
Accretion of loan discounts	(51,953)	(34,496)
Depreciation expense	358	—
Changes in operating assets and liabilities:
Interest and fees receivable	(46,782)	(19,135)
Prepaid expenses	(70,892)	—
Accounts payable and accrued liabilities	(234,839)	77,911
Interest payable	(449,456)	(411,982)
Receivable from / payable to Triangle Capital Partners, LLC	(48,687)	—

Net cash provided by (used in) operating activities	1,127,632	(10,930,551)

Cash flows from investing activities:
Purchases of property and equipment	(12,905)	—

Net cash used in investing activities	(12,905)	—

Cash flows from financing activities:
Borrowings under SBA guaranteed debentures payable	4,000,000	—
Financing fees paid	(97,000)	—
Proceeds from initial public offering, net of expenses	64,728,037	—
Change in deferred offering costs	1,020,646	—
Partners’ capital contributions	—	10,625,000
Tax distribution to partners	(531,566)	—

Net cash provided by financing activities	69,120,117	10,625,000

Net increase (decrease) in cash and cash equivalents	70,234,844	(305,551)
Cash and cash equivalents, beginning of period	2,556,502	6,067,164

Cash and cash equivalents, end of period	$72,791,346	$5,761,613

Supplemental disclosure of cash flow information:
Cash paid for interest	$949,148	$868,713

Summary of non-cash financing transactions:
Accrued tax distribution to partners	$220,047	$—